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                                                               Exhibit (23)p.
                                                               (Item 601(23))


                      [PricewaterhouseCoopers LLP Letterhead]




                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-39675), Form S-8 (No. 333-39019), Form S-8
(No. 33-90584), and Form S-8 (No. 33-64793) of Hach Company and Subsidiaries of our report dated June 4, 1998, appearing on page 18 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
July 28, 1998